AMENDMENT NO. 4
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated February 1, 1999, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation, Sage Life Assurance of America, Inc. (“Sage Life”), a Delaware life insurance company and Sage Distributors, Inc., is hereby amended as follows:
     WHEREAS, effective September 30, 2006, Sage Life merged with and into Valley Forge Life Insurance Company (“Valley Forge”) with Valley Forge being the surviving company. Effective September 30, 2007, Valley Forge changed its name to Reassure America Life Insurance Company; and
     WHEREAS, effective August 22, 2003, Sage Distributors, Inc. was replaced as principal underwriter of Sage Life variable products by SL Distributors, Inc.; and
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.
     The Parties hereby agree to amend the agreement as follows:
     1. All references to Valley Forge are hereby deleted and replaced with Reassure America Life Insurance Company; and
     2. All references to Sage Distributors, Inc. are hereby deleted and replaced with SL Distributors, Inc.; and
     3. All references to AIM Variable Insurance Funds are hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     4. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc.; and
     5. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

REASSURE AMERICA LIFE INSURANCE COMPANY

Attest:	/s/ Francesca Savona		By:	/s/ Arlene Stoll

	Name:	Francesca Savona		Name:	Arlene Stoll
	Title:	Assistant Secretary		Title:	Vice President

SAGE LIFE DISTRIBUTORS, INC.

Attest:	/s/ Joan Olson		By:	/s/ Arlene Stoll

	Name:	Joan Olson		Name:	Arlene Stoll
	Title:	Secretary		Title:	President & CEO

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